    As filed with the Securities and Exchange Commission on February 22, 2002
                                                      Registration No. 333-77050

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
       -----------------------------------------------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
          -----------------------------------------------------------
                            ACRES GAMING INCORPORATED
             (Exact name of Registrant as specified in its charter)

            Nevada                                     88-0206560
   (State of Incorporation)               (I.R.S. Employer Identification No.)

                              7115 Amigo, Suite 150
                             Las Vegas, Nevada 89119
                                 (702) 263-7588
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              Patrick W. Cavanaugh
                Senior Vice President and Chief Financial Officer
                            ACRES GAMING INCORPORATED
                              7115 Amigo, Suite 150
                             Las Vegas, Nevada 89119
                                 (702) 263-7588
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                               Patrick J. Simpson
                                PERKINS COIE LLP
                       1211 S.W. Fifth Avenue, Suite 1500
                               Portland, OR 97204
                                 (503) 727-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.[ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       ----------------------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

        The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not offering to sell securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2002


PROSPECTUS

                                1,329,871 SHARES
                    (plus up to 1,703,768 additional shares)

                     ---------------------------------------

                                  COMMON STOCK
                            PAR VALUE $.01 PER SHARE

                    ----------------------------------------

                            ACRES GAMING INCORPORATED

        Our common stock is traded on the Nasdaq SmallCap Market (R) under the symbol "AGAM". On January 16, 2002, the last sale price of the common stock, as reported on the Nasdaq SmallCap Market, was $4.95 per share.

        The selling shareholders listed in the section titled "Selling Shareholders" below may offer for sale from time to time up to 1,076,820 shares of our common stock issuable upon conversion of 6% convertible subordinated debentures, up to 253,051 shares of our common stock issuable upon exercise of warrants and up to an additional 1,703,768 shares of our common stock that we may issue, at our option, to pay interest on and principal of the debentures, or that we might have to issue if we fail to timely register the common stock issuable upon conversion of the debentures and exercise of the warrants.

        We will not receive any proceeds from the sale of the shares issued upon conversion of the debentures that are subsequently sold by selling shareholders. If any of the warrants are exercised, we will receive proceeds from the exercise of each warrant equal to its exercise price. The exercise price for the warrants is $4.6433 per share.

        The selling shareholders may sell the shares of common stock offered by this prospectus at prevailing market prices or at prices negotiated with purchasers. The selling shareholders will be responsible for any commissions or discounts due to brokers or dealers. The amount of those commissions or discounts cannot be known now because they will be negotiated at the times of the sales. We will pay all other offering expenses. We cannot tell you whether the selling shareholders will sell all or any portion of the common stock offered under this prospectus.

                             ----------------------

                  INVESTING IN THE COMMON STOCK INVOLVES RISK.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                             ----------------------


        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Neither the Nevada Gaming Commission nor the Nevada State Gaming Control Board nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered hereby. Any representation to the contrary is unlawful.


                             ----------------------


                THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 2002

                                     TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
        ACRES GAMING INCORPORATED ............................................      1

        RECENT DEVELOPMENTS ..................................................      1

        RISK FACTORS .........................................................      3

           If the Selling Shareholders Convert the 6% Convertible
           Subordinated Debentures and Exercise the Warrants, Our
           Existing Shareholders' Interests Will Be Significantly
           Diluted; Sales of Substantial Amounts of Our Stock
           Could Cause the Price to Go Down ..................................      3

           Our Stock Price Has Been Volatile, Which May Make It
           More Difficult to Resell Shares When You Want at Prices
           You Find Attractive, and Could Result in Litigation ...............      3

           If Our Quarterly Operating Results Continue to
           Fluctuate, It Could Cause Continued Volatility in Our
           Stock Price .......................................................      4

           We Have Substantial Indebtedness and, If We Fail to
           Perform Our Obligation to the Selling Shareholders, We
           May Be Required to Pay Substantial Penalties to Them ..............      5

           Changes in Business and Economic Conditions Generally
           and in the Gaming Industry and the Economic Impact of
           Recent Terrorist Attacks Could Reduce Our Revenues ................      6

           An Inability to Maintain Sufficient Liquidity Could
           Negatively Affect Expected Levels of Operations and New
           Product Development ...............................................      6

           Our Reliance on a Few Major Customers Increases the
           Risk of an Adverse Effect From the Loss of Such Customers .........      6

           The Costs of or an Unfavorable Outcome Arising From
           Litigation Could Have a Negative Impact on Us .....................      6

           Our Revenues and Operating Results Could Be Harmed by
           Product Concentration, Competition, or Technological Change .......      7

           Government Regulation of Us and Our Products Could
           Result in Potential Restrictions on Sales of Our Products .........      7

           Our Intellectual Property Protections May Be
           Insufficient to Properly Protect Our Trade Secrets and
           Our Products From Being Copied ....................................      7

        FORWARD-LOOKING INFORMATION ..........................................      8

        HOW TO OBTAIN MORE INFORMATION .......................................      8

        USE OF PROCEEDS ......................................................      9

        SELLING SHAREHOLDERS..................................................      9

        PLAN OF DISTRIBUTION .................................................     12

        LEGAL MATTERS ........................................................     14

        EXPERTS ..............................................................     14

                            ACRES GAMING INCORPORATED

        Acres Gaming Incorporated is a Nevada corporation formed in 1985. Our principal executive offices are located at 7115 Amigo, Suite 150, Las Vegas, Nevada and our telephone number is (702) 263-7588.

        We develop, manufacture and market electronic equipment and software for the casino gaming industry. Many of our products are based on our proprietary Acres Bonusing Technology(TM) and are designed to enhance casino profitability by providing entertainment and incentives to players of gaming machines. Our bonusing technology improves the efficiency of bonus and incentive programs currently offered by many casinos, and makes possible some bonus and incentive programs that have not previously been offered.

        Acres Bonusing Technology enables the design and delivery of bonuses and other promotions directly to players at the point of play and at the time of play. We currently offer bonusing products directly to casinos in the form of standard and customized bonusing promotions that can be applied casino-wide or to a limited number of gaming machines. In addition to bonusing products, we also offer slot accounting, player tracking, table game management and visual analysis modules that may be purchased and installed individually or as components of an integrated system marketed as Acres Advantage(TM).

        Casinos with more than 500 gaming machines represent the principal market for Acres Advantage. Casinos of this size are generally large enough to support a professional staff capable of using the analytical and promotional tools provided by Acres Advantage. This market includes many casinos in Las Vegas, Reno and Laughlin, Nevada, and Atlantic City, New Jersey, as well as a number of Native American and riverboat casinos in various other states and a number of casinos in Australia, Canada, and South Africa.

        We sell our products primarily in the United States, Australia and South Africa. We currently market our products and provide service to customers from our headquarters in Las Vegas, Nevada and our office in Corvallis, Oregon.

                               RECENT DEVELOPMENTS

        On December 21, 2001, we sold to three institutional investors $5,000,000 principal amount of 6% convertible subordinated debentures that are convertible into shares of our common stock at $4.6433 per share. The investors also acquired warrants to purchase 177,674 shares of our common stock at an exercise price of $4.6433 per share. Interest on the debentures at the rate of 6% is due semi-annually starting in April 2002. Principal payments of $300,000 are due monthly from June 2002 to August 2003 and principal payments of $500,000 are due monthly from September 2003 until the principal is repaid. Although we expect to pay the principal of and interest on the debentures in cash we, may elect to pay the principal of and interest on the debentures in shares of our common stock rather than cash at a discounted market price, in the case of principal payments, or market price, in the case of interest payments, as more fully described below. We also issued a warrant to purchase 75,317 shares of our common stock at an exercise price of $4.6433 per share to the placement agent in connection with the sale of the debentures.

        If we fail to timely register the common stock issuable upon conversion of the debentures and exercise of the warrants, the holders of the debentures will have the right to convert the outstanding principal amount of the debentures into our common stock at a conversion price equal to the lesser of $4.6433 or 90% of an average market price per share (the average of the five lowest daily volume-weighted average prices of our common stock on the Nasdaq SmallCap Market for the 22 consecutive trading days immediately preceding the conversion date). We may elect to repay the outstanding principal amount of the debentures in shares of our common stock at this adjusted conversion price rather than in cash.

        Pursuant to our agreement with the debenture holders, we are including in the number of shares offered by this prospectus 1,076,820 shares of common stock issuable on conversion of the debentures at the fixed price of $4.6433 per share and an additional 1,628,391 shares of common stock that we can issue to the investors in payment of principal of the debentures, in lieu of cash payments, and to cover shares we could be required to issue if we fail to timely register the conversion and warrant shares. If we make principal payments in cash and timely register the conversion and warrant shares, these additional shares would not be issued by us nor offered for sale by the debenture holders under this prospectus.

        We may also elect to make interest payments on the debentures in shares of our common stock, rather than in cash, at an interest conversion price, which will be calculated as the average of the daily volume-weighted average prices of our common stock on the Nasdaq SmallCap Market for the five consecutive trading days immediately preceding the interest payment date. We have included 75,377 shares of our common stock in the number of shares offered by this prospectus to permit us to pay the interest due in shares of our common stock, rather than in cash. If we elect to pay interest in cash, these additional shares will not be issued by us nor offered for sale by the debenture holders under this prospectus.

        Upon certain events of default, the holders of the debentures can cause us to retire the outstanding debentures by paying the holders an amount equal to the greater of

        - 150% of the aggregate principal amount of the debentures outstanding; or

        - the market value of the shares that would be issuable upon conversion;

plus all accrued and unpaid interest and all other amounts, costs, expenses, and liquidated damages due.

        Upon a merger, acquisition or consolidation of Acres with or into another entity that would result in a change of control, we may elect to retire, or the holders of the debentures may force us to retire, the outstanding principal of the debentures by paying an amount equal to 110% of the aggregate principal amount of the debentures outstanding, plus all accrued but unpaid interest.

        On December 21, 2001, we settled ongoing litigation with Mikohn Gaming Corporation. Pursuant to the settlement agreement, Mikohn agreed to license our bonusing patents and paid us a royalty of $1.5 million for use of the patents prior to September 1, 2001. Mikohn also agreed to pay additional royalties for future use of those patents.

        On December 26, 2001, IGT, the holder of all outstanding shares of our outstanding Series A Preferred Stock, exercised its right to cause us to redeem all of the 519,481 shares of our Series A Preferred Stock at a price of $9.625 per share, for an aggregate redemption amount of $5,000,004. We intend to redeem all of IGT's Series A Preferred Stock on or about January 28, 2002.

        On December 28, 2001, we filed our answer and counterclaims in a lawsuit filed by Wild Game NG, LLC, a Nevada limited liability company, dba Siena Hotel Spa Casino, in the Second Judicial District Court of the State of Nevada in the County of Washoe. Siena owns and operates a casino located in Reno, Nevada. Siena alleges that we failed to perform our obligation under a $1.8 million Equipment Sale Agreement to install and maintain a networked, slot accounting, cage and credit and player tracking system in Siena's casino. In its complaint Siena seeks unspecified damages in excess of $10,000. We believe that Siena's claims are unfounded and have filed counterclaims seeking, among other things, payments Siena owes us for installation of our hardware in its casino. We do not expect the outcome of the litigation to have a material adverse effect on our financial condition or results of operations.

                                  RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. You should also refer to the other information in this prospectus, including our financial statements and the related notes incorporated by reference into this prospectus. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

                           RISKS RELATED TO OUR STOCK

IF THE SELLING SHAREHOLDERS CONVERT THE 6% CONVERTIBLE SUBORDINATED DEBENTURES AND EXERCISE THE WARRANTS, OUR EXISTING SHAREHOLDERS' INTERESTS WILL BE SIGNIFICANTLY DILUTED; SALES OF SUBSTANTIAL AMOUNTS OF OUR STOCK COULD CAUSE THE PRICE TO GO DOWN

        On December 21, 2001, we sold 6% convertible subordinated debentures that are convertible into our common stock at a price of $4.6433 per share to three institutional investors for $5,000,000. In connection with the sale of the debentures, we issued to these investors warrants to purchase 177,674 shares of our common stock at a price of $4.6433 per share, subject to adjustment. We also issued an additional warrant to purchase 75,377 shares of our common stock at a price of $4.6433 per share to Roth Capital Partners, LLC, the placement agent, in connection with the sale of the debentures. If we fail to timely register the common stock issuable upon conversion of the debentures and exercise of the warrants, the holders of the debentures will have the right to convert the outstanding principal of the debentures at an adjusted conversion price, which will be equal to the lesser of $4.6433 or 90% of an average market price for our common stock.

        To the extent that the debentures are converted and the warrants are exercised, a significantly greater number of shares of our common stock will be outstanding and the interests of our existing shareholders will be substantially diluted. If we fail to register timely the shares issuable upon conversion of the debentures, the number of shares issuable on conversion of the debentures and the dilution of our existing shareholders' interests could be increased. If these additional shares are sold into the market, it could decrease the market price of our common stock and encourage short sales. Short sales could place further downward pressure on the price of our common stock. Additionally, we may elect to make payments of principal of and interest on the debentures in shares of our common stock, which could result in increased downward pressure on our stock price and further dilution to our existing shareholders.

        Substantial sales of our stock also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate, which could make it more difficult for us to obtain financing when needed and affect our ability to carry out our operating plans.

OUR STOCK PRICE HAS BEEN VOLATILE HISTORICALLY, WHICH MAY MAKE IT MORE DIFFICULT TO RESELL SHARES WHEN YOU WANT AT PRICES YOU FIND ATTRACTIVE, AND COULD RESULT IN LITIGATION

        Our common stock is thinly traded, and the price has been volatile. In calendar year 2001, our average monthly trading volume was 1,724,150 shares, sold at prices ranging from $7.15 to $1.75 per share. If the selling shareholders or our other shareholders sell substantial amounts of our common stock, including shares issued on conversion of the debentures, exercise of outstanding warrants or payment of principal of or interest on the debentures, the market price of our common stock could decline as a result of those sales.

        The stock market in general, and the stock prices of technology and gaming-related companies in particular, have experienced significant volatility, which has sometimes been unrelated to the operating performance of any particular company or companies.

        Our stock price has fluctuated substantially in the past and could be subject to wide fluctuations in the future in response to factors such as the following:

        -   actual or anticipated variations in quarterly results of operations;

        - sales of substantial amounts of our common stock by the selling shareholders or other shareholders;

        - short sales of our stock by the selling shareholders or other shareholders;

        - announcements of technological innovations, new products or new services by us or our competitors;

        - changes in financial estimates or recommendations by securities analysts;

        -   conditions or trends in our industry;

        - changes in the market valuations of our competitors, or our announcement of significant acquisitions, strategic relationships, joint ventures or capital commitments;

        -   additions or departures of key personnel;

        -   general market conditions; and

        -   other events or factors, many of which are beyond our control.

        In the past, securities class action litigation has often been brought against companies following periods of volatility in their stock prices. We were a defendant in a securities class action suit that has been settled and could be subject to future securities class action litigation if our stock price were to experience significant volatility. Securities litigation could result in substantial costs and divert our management's time and resources, which could cause our business to suffer.

IF OUR QUARTERLY OPERATING RESULTS CONTINUE TO FLUCTUATE, IT COULD CAUSE CONTINUED VOLATILITY IN OUR STOCK PRICE

        Actual or anticipated fluctuations in our operating results may result in volatility in the price of our common stock. Our quarterly operating results have fluctuated in the past, and may fluctuate significantly in the future, due to a number of factors, including, among others:

        -   the size and timing of customer orders and deliveries of orders;

        -   the timing and market acceptance of new products introduced by us;

        -   changes in the level of operating expenses;

        - technological advances and new product introductions by our competitors;

        -   competitive conditions in the industry;

        -   uncertainties regarding required regulatory approval; and

        -   general economic conditions.

        In addition, our product development and marketing costs are often incurred in periods before any revenues are recognized from the sales of products, and our gross margins are lower and operating expenses are higher during periods in which such product development expenses are incurred and marketing efforts are commenced. We sell to a relatively small number of customers. Therefore, our quarterly and annual revenues and results of operations may be materially affected by the receipt or loss of any one order and by the timing of the delivery, installation and regulatory approval of any one order. We may not be able to achieve or maintain profitable operations on a consistent basis. We believe that period-to-period comparisons of our financial results may not be meaningful and should not be relied upon as indications of future performance.

WE HAVE SUBSTANTIAL INDEBTEDNESS AND, IF WE FAIL TO PERFORM OUR OBLIGATION TO THE SELLING SHAREHOLDERS, WE MAY BE REQUIRED TO PAY SUBSTANTIAL PENALTIES TO THEM

        As of January 18, 2002, we had outstanding $5,000,000 principal amount of debentures. Interest at the rate of 6% is due semi-annually on the debentures starting in April 2002. Principal payments of $300,000 are due monthly from June 2002 through August 2003 and payments of $500,000 are due monthly from September 2003 until the principal is repaid. Our ability to make these payments will depend upon our continuing to maintain our operating cash flow, which will be affected by our success in implementing our business strategy, prevailing economic conditions and financial, business and other factors, some of which are beyond our control.

        If we default on the debentures, we may be required to pay substantial penalties to the holders of our debentures. Defaults include:

        - a failure to pay principal of, or interest on, the debentures when due;

        - a failure to perform or observe any material covenant, condition or agreement under our agreement with the debenture holders;

        - a failure to deliver timely shares of our common stock on conversion of the debentures and exercise of the warrants;

        - a failure to maintain the listing of our common stock on the Nasdaq SmallCap Market;

        - a failure to comply with a request for conversion of the debentures or exercise of the warrants;

        - a failure to secure effectiveness of the registration statement covering the shares of common stock issuable on conversion of the debentures and on exercise of the warrants by May 20, 2002 or failure to cause it to remain effective;

        -   a default on indebtedness in excess of $250,000; or

        - institution of a bankruptcy, insolvency or similar proceeding against us.

        We would generally have to pay such penalties in the form of an increased interest rate during the time of the default and liquidated damages based on the debenture holders' lost stock sales opportunities during the time of a default and other indeterminate costs and expenses. Additionally, the debenture holders could cause us to retire the debentures by paying them an amount equal to at least 150% of the principal amount of the debentures outstanding, plus all accrued and unpaid interest. If we merge, acquire or consolidate with or into another entity in a transaction that results in a change of control, the holders of the debentures can cause us to retire the debentures by paying an amount equal to 110% of the principal amount outstanding, plus all accrued but unpaid interest. The payment of those penalties or early repayment of the principal amount of the debentures could negatively affect our liquidity, which in turn could negatively affect our stock price.

                          RISKS RELATED TO OUR BUSINESS

CHANGES IN BUSINESS AND ECONOMIC CONDITIONS GENERALLY AND IN THE GAMING INDUSTRY AND THE ECONOMIC IMPACT OF RECENT TERRORIST ATTACKS COULD REDUCE OUR REVENUES AND INCOME

        The strength and profitability of our business depends on the overall demand for our products and growth in the gaming industry. Gaming industry revenues are sensitive to general economic conditions and generally rise or fall more rapidly in relation to the condition of the overall economy. Many of our customers rely on tourism involving air travel for a significant portion of their business. Although we cannot accurately estimate the economic impact of the recent terrorist attacks at this time, many of these customers have been negatively affected by the reduction in air travel and tourism, and we expect that any significant decline in the business of our casino customers will reduce demand for our products. In a period of reduced demand, we may not be able to lower our costs rapidly enough to counter a decrease in revenues.

AN INABILITY TO MAINTAIN SUFFICIENT LIQUIDITY COULD NEGATIVELY AFFECT EXPECTED LEVELS OF OPERATIONS AND NEW PRODUCT DEVELOPMENT

        Historically, our operations have used cash. Revenues generated during fiscal 2002 and beyond may not be sufficient to meet operating, product development and other cash flow requirements, because such revenues depend on the completion of existing orders and the receipt of future orders. In addition, the repayment of the debentures, which starts in June 2002, could have a material adverse effect on our liquidity.

        Sufficient funds to service our debt and maintain new product development efforts and expected levels of operations may not be available and additional capital, if and when needed by us, may not be available on terms acceptable to us. If we cannot obtain sufficient capital on acceptable terms when needed, we may not be able to carry out our planned product development efforts and level of operations, which could have a material adverse effect on our financial condition and results of operations.

OUR RELIANCE ON A FEW MAJOR CUSTOMERS INCREASES THE RISK OF AN ADVERSE EFFECT FROM THE LOSS OF SUCH CUSTOMERS

        Sales of our products to a limited number of casino operators accounts for a substantial portion of our revenues in any given fiscal year. Historically, three or fewer customers have accounted for more than 65% of our annual revenues. A significant reduction, delay or cancellation of orders from one or more significant customers or a decision by one or more significant customers to select products manufactured by a competitor could have a material adverse effect on our revenues. We expect our operating results to continue to depend on sales of our products to a relatively small number of customers.

                                   OTHER RISKS

THE COSTS OF OR AN UNFAVORABLE OUTCOME ARISING FROM LITIGATION COULD HAVE A NEGATIVE IMPACT ON US

        We are involved in a variety of litigation to protect our intellectual property rights and expect to pursue additional litigation where appropriate. From time to time we are also engaged in other litigation, including a recent lawsuit filed by Siena Hotel Spa Casino, alleging breach of contract, breach of implied covenant of good faith and fraud/intentional misrepresentation and seeking unspecified damages in excess of $10,000. Litigation can divert management focus, is expensive and could reduce our ability to fund product initiatives. An unfavorable outcome in one or more of these suits could affect our competitive position for bonusing and have a material adverse effect on our sales and revenues.

OUR REVENUES AND OPERATING RESULTS COULD BE HARMED BY PRODUCT CONCENTRATION, COMPETITION, OR TECHNOLOGICAL CHANGE

        We expect to derive most of our revenues from the sale of Acres Advantage products and our future success will depend in part upon our ability to continue to generate sales of these products. A decline in demand or prices for our products, whether as a result of new product introduction or price competition from competitors, technological change, or failure of our products to address customer requirements or otherwise, could have a material adverse effect on our revenues and operating results. The markets in which we compete are highly competitive and subject to frequent technological change, and one or more of our competitors may develop alternative technologies for our products. Our future results of operations will depend in part upon our ability to improve and market our existing products and to successfully develop, manufacture and market new products. While we expend a significant portion of our revenues on research and development and on product enhancement, we may not be able to continue to improve and market our existing products or develop and market new products, or technological developments may cause our products to become obsolete or noncompetitive. Many of our competitors have substantially greater financial, marketing and technological resources than we do and we may not be able to compete successfully with them.

GOVERNMENT REGULATION OF US AND OUR PRODUCTS COULD RESULT IN POTENTIAL RESTRICTIONS ON SALES OF OUR PRODUCTS

        We are subject to gaming regulations in each jurisdiction in which our products are sold or are used by persons licensed to conduct gaming activities. Our products generally are regulated as "associated equipment," and gaming regulators have discretion to subject us, our officers, directors, key employees, other affiliates and certain shareholders to licensing, approval and suitability requirements. In the event that gaming authorities determine that any person is unsuitable to act in such capacity, we would be required to terminate our relationship with such person. Products offered and expected to be offered by us include features that are not available on products currently in use. These new features may, in some cases, result in additional regulatory review and licensing requirements for the products or us. Compliance with such regulatory requirements is often time consuming and expensive, and may delay or prevent a sale in one or more jurisdictions. In addition, associated equipment generally must be approved by the regulatory authorities for use by each licensed location within the jurisdiction, regardless of whether we are subject to licensing, approval or suitability requirements. Failure by us to obtain, or the loss or suspension of, any necessary licenses, approvals or suitability findings, may prevent us from selling or distributing our product in that jurisdiction, which could have a material adverse effect on us. We often enter into contracts that are contingent upon our and/or our customer obtaining the necessary regulatory approvals to sell or use our products or to operate a casino. Failure to timely obtain such approvals may result in the termination of the contract and the return of amounts paid pursuant to such contract.

OUR INTELLECTUAL PROPERTY PROTECTIONS MAY BE INSUFFICIENT TO PROPERLY PROTECT OUR TRADE SECRETS AND OUR PRODUCTS FROM BEING COPIED

        We rely on a combination of patent, trade secret, copyright and trademark law, nondisclosure agreements and technical security measures to protect our products. We have received U.S. and foreign patents on certain features of our bonusing product line, have applied for additional U.S. and foreign patents and may in the future apply for other U.S. patents and corresponding foreign patents. We may also file for patents on certain features of products that we may develop in the future. Notwithstanding these safeguards, our competitors may be able to obtain our trade secrets and to imitate our products. Furthermore, others may independently develop products similar or superior to those developed or planned by us. While we may obtain patents with respect to certain of our products, we may not have sufficient resources to defend our patents, such patents may not afford all necessary protection and competitors may develop equivalent or superior products which may not infringe such patents.

                           FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under the section of this prospectus titled "Risk Factors," that may cause our or our industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. You should not place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ from those results discussed in or implied by the forward-looking statements.

                         HOW TO OBTAIN MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC toll-free at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically. You can also inspect our SEC filings at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, DC 20006.

        This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC with respect to the common stock offered by this prospectus. This prospectus does not contain all the information that is in the registration statement. We omitted certain parts of the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement and its exhibits from the SEC at the address listed above or from the SEC Web site.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information we incorporate by reference is considered part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed:

        -   Our Annual Report on Form 10-K for the fiscal year ended June 30,
            2001.


        - Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001 and December 31, 2001.


        - The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC under Section 12(g) of the Exchange Act of 1934 on September 27, 1993, including any amendment or report filed for the purpose of updating such description.

        - All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

        You may request a copy of these filings, at no cost, by writing to or telephoning us at the address below. We will not provide copies of the exhibits to these filings unless we specifically incorporated the exhibits by reference in this prospectus.

                       Attn: Investor Relations Department
                            Acres Gaming Incorporated
                              7115 Amigo, Suite 150
                             Las Vegas, Nevada 89119
                                 (702) 263-7588

        We have not authorized any person to give you any information or to make any representations other than those contained in this prospectus. You should not rely on any information or representations other than this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the common stock. It is not an offer to sell or a solicitation of an offer to buy securities if the offer or solicitation would be unlawful. The affairs of Acres Gaming Incorporated may have changed since the date of this prospectus. You should not assume that the information in this prospectus is correct at any time subsequent to its date.

                                 USE OF PROCEEDS

        All of the shares of common stock offered by this prospectus are being offered by the selling shareholders. We will not receive any of the proceeds from the sale of the common stock offered by this prospectus. We will receive proceeds from any cash exercise of warrants held by the selling shareholders. We have not been advised when or whether the holders of the warrants intend to exercise their warrants. The amount of proceeds we receive, if any, will depend on whether any warrants are exercised and whether the exercise price is paid in cash. After the deduction of offering expenses being paid by us, any remaining proceeds from the exercise of the warrants will be used for general corporate purposes.

                              SELLING SHAREHOLDERS

        The following table provides the information regarding the selling shareholders and the number of shares of our common stock each may offer by this prospectus as of January 18, 2002. The information with respect to each selling shareholder was provided by such selling shareholder pursuant to a questionnaire.

        "Beneficial Owner" is defined in Rule 13d-3 of the Exchange Act of 1934 and generally means any person who directly, or indirectly, has or shares voting or investment power with respect to a security. A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including any right to acquire such security through the exercise of any option or warrant or through the conversion of a security. The percentage of shares beneficially owned is calculated based on 9,282,606 shares of our common stock outstanding on December 31, 2001.

        "Number of Shares Registered for Sale" includes shares that may be sold by means of this prospectus. However, in some cases these shares may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, and in some cases may not be sold at all during the time this prospectus may be used for sales. See the section of this prospectus titled "Plan of Distribution."

        The number and percentage of shares of common stock listed in the following table for any person is calculated without regard to shares of common stock issuable to others upon conversion of outstanding convertible securities, or exercise of stock options or warrants. Any shares a person is deemed to own by having the right to acquire such shares upon conversion of convertible securities or exercise of an option or a warrant are considered to be outstanding solely for the purpose of calculating that person's ownership percentage.

        The information under the column titled "Shares Beneficially Owned After the Offering" assumes that all shares of common stock offered by this prospectus have been sold and that the shareholder does not sell shares other than those listed in the columns or purchase additional shares except upon conversion of outstanding convertible securities, or exercise of options or warrants.

        The information under the column titled "Number of Shares Beneficially Owned Prior to Offering" as to each debenture holder is affected by a provision in our agreement with the debenture holders that prohibits the conversion of a debenture or exercise of a warrant to the extent that such conversion or exercise, as the case may be, would result in the holder of such debenture or warrant beneficially owning in excess of 4.999% of our outstanding shares of common stock following such conversion or exercise. A debenture or warrant holder may waive this provision as to itself upon not less than 61 days notice to us.

                                   Number of Shares     Number of Shares              Shares Beneficially
                                  Beneficially Owned       Registered                     Owned After
Name                              Prior to Offering         for Sale                      the Offering
----                              -----------------     ----------------            -----------------------
                                                                                    Number          Percent
                                                                                    -------         -------
Deephaven Private Placement            376,348(2)          887,478(3)                 0                0
Trading Ltd.(1)

Omicron Partners, LP(4)                250,899(2)          591,653(5)                 0                0

Riverview Group, LLC(6)                488,501(7)        1,479,131(8)                 0                0

Roth Capital Partners, LLC(9)           75,377(10)          75,377(10)                0                0

----------------

*     Less than 1%

(1) Mr. Colin Smith has voting and investment control over the shares beneficially owned by Deephaven Private Placement Trading Ltd.

(2) Consists of the shares of our common stock issuable to the selling shareholders upon conversion of debentures at a price of $4.6433 per share and upon exercise of warrants at a price of $4.6433 per share. The number of shares issuable to the respective selling shareholder is subject to the 4.999% limitation upon conversion of its debenture and exercise of its warrant.

(3) Includes 405,782 shares issuable on conversion of a debenture, an additional 428,394 shares that may be issued to pay principal of and interest on the debenture and 53,302 shares issuable upon exercise of a warrant.

(4) Omicron Capital, L.P., a Delaware limited partnership, serves as subadvisor to Omicron Partners, L.P., a Bahamas limited partnership, and Grove Management Limited is the general partner of Omicron Partners. By reason of such relationships, Omicron Capital may be deemed to share dispositive power over the shares of common stock owned by Omicron Partners, and Grove may be deemed to share voting and dispositive power over the shares of common stock owned by Omicron Partners. Omicron Capital and Grove disclaim beneficial ownership of such shares of common stock. Omicron Partners and Grove are not affiliates of one another, as that term is used for purposes of the Exchange Act of 1934 or of any other person named in this prospectus as a selling shareholder. No person or "group" (as that term is used in Section 13(d) of the Exchange Act of 1934 or Regulation 13D-G promulgated under that section) controls Omicron Partners and Grove.

(5) Includes 270,521 shares issuable on conversion of a debenture, an additional 285,597 shares that may be issued to pay principal of and interest on the debenture and 35,535 shares issuable upon exercise of a warrant.

(6) Riverview Group, LLC is engaged in the business of investing in publicly traded equity securities for its own account. Riverview's principal offices are located at 666 5th Avenue, 8th Floor, New York, New York 10103. The Chief Financial Officer of Riverview has voting and dispositive power over the shares of our common stock beneficially owned by Riverview.

(7) Consists of the shares of our common stock issuable to the selling shareholder upon conversion of the debentures at a price of $4.6433 per share and upon exercise of the warrants at a price of $4.6433 per share, subject to the 4.999% limitation on conversion of the selling shareholder's debenture and exercise of its warrant.

(8) Includes 676,303 shares issuable on conversion of a debenture, an additional 713,991 shares that may be issued to pay principal of and interest on the debenture and 88,837 shares issuable upon exercise of a warrant.

(9) Voting and dispositive power over the shares of common stock beneficially owned by Roth Capital Partners, LLC is exercised by its Chairman and Chief Executive Officer Byron Roth, its Chief Financial Officer Gordon Roth and its Executive Vice President Arnold Kraus.

(10) Consists of shares of our common stock issuable upon exercise of its warrants.

        On December 21, 2001, we sold to Riverview Group, LLC, Omicron Partners, L.P. and Deephaven Private Placement Trading, Ltd., $5,000,000 principal amount of 6% convertible subordinated debentures that are convertible into shares of our common stock at $4.6433 per share. The investors also acquired warrants to purchase 177,674 shares of our common stock at an exercise price of $4.6433 per share. Interest on the debentures at the rate of 6% is due semi-annually starting in April 2002. Principal payments of $300,000 are due monthly from June 2002 to August 2003 and payments of $500,000 are due monthly from September 2003 until the principal is repaid. We also issued a warrant to purchase 75,317 shares of our common stock at an exercise price of $4.6433 per share to Roth Capital Partners, LLC, the placement agent in connection with the sale of the debentures.

        The sale of the debentures and the warrants and the issuance of our common stock upon conversion of the debentures and exercise of the warrants were not and will not be registered under the Securities Act of 1933. The purchasers of the debentures and warrants represented that they acquired the debentures and the warrants for investment and with no present intention of distributing them or the underlying shares of our common stock. In addition, each such investor individually represented that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933.

        We agreed to file this registration statement to register shares for resale in recognition of the fact that the selling shareholders may wish to be legally permitted to sell their shares when they deem appropriate.

        We are registering for resale 3,033,639 shares of our common stock, which number of shares represents the sum of 200% of the number of shares that could be issued upon conversion of the debentures, calculated using an adjusted conversion price of $3.6966 per share (which is 90% of the average of the five lowest daily volume-weighted average prices of our common stock on the Nasdaq SmallCap Market for the 22 consecutive trading days immediately preceding December 21, 2001), 100% of the number of shares that could be issued upon exercise of the warrants issued in connection with the sale of the debentures, and 100% of the number of shares that could be issued in payment of interest on the debentures, calculated assuming an interest conversion price of $4.6433 per share . This number represents 24.6% of the outstanding shares of our common stock as of December 31, 2001.

        We have agreed to prepare and file any amendments and supplements to the registration statement as may be necessary to keep the registration statement effective for up to three years or until the date on which all the shares offered in this prospectus have been sold or may be resold by the selling shareholders without registration or without regard to volume limitations by reason of Rule 144(k) under the Securities Act of 1933, as amended, or any other rule of similar effect.

                              PLAN OF DISTRIBUTION

        We are registering all the shares of common stock offered by this prospectus on behalf of the selling shareholders and their pledgees, donees, transferees or other successors-in-interest, who may sell the shares from time to time, or who may also decide not to sell all the shares that may be sold under this prospectus. We will not receive any proceeds from the sale of shares by the selling shareholders.

        The selling shareholders or their successors may sell all of the shares of our common stock offered by this prospectus from time to time in transactions in the over-the-counter market through Nasdaq, on one or more other securities markets and exchanges, or in privately negotiated transactions. They may sell the shares offered by this prospectus at fixed prices, at market prices prevailing at the time of sale, or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling the shares offered by this prospectus:

        - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

        - an exchange distribution in accordance with the rules of such exchange;

        - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

        -   privately negotiated transactions;

        -   short sales;

        - transactions in which broker-dealers may agree with the selling shareholders to sell a specified number of the shares at a stipulated price per share;

        -   a combination of any such methods of sale; and

        -   any other method permitted pursuant to applicable law.

        The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. They have also advised us that no underwriter or coordinating broker is now acting in connection with the proposed sale of shares.

        The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise, subject to the terms of the Convertible Subordinated Debentures and Warrants Purchase Agreement. In such transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell shares short, subject to the terms of the Convertible Subordinated Debentures and Warrants Purchase Agreement, and redeliver shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers that require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under the Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 that amends the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

        The selling shareholders also may lend or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned or, upon a default, the broker-dealer may sell the shares so pledged, pursuant to this prospectus. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933.

        The shares may be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days before the commencement of such distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act of 1934 and the associated rules and regulations under the Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

        To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

        We will file a supplement to this prospectus, if required, pursuant to Rule 424 under the Securities Act of 1933 upon being notified by the selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

        - the name of each selling shareholder and of the participating broker-dealer(s);

        -   the number of shares involved;

        -   the price at which such shares were sold;

        - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

        - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

        -   other facts material to the transaction.

        In addition, if a selling shareholder notifies us that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus to disclose information about that donee or pledgee.

        We will bear all costs, expenses and fees in connection with the registration and sale of the shares other than selling commissions and fees and stock transfer taxes. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. We have also agreed to indemnify the selling shareholders against liabilities based on any untrue or alleged untrue statements of material fact in this prospectus or the related registration statement or on any omission or alleged omission of a material fact required to be included in this prospectus or the registration statement or necessary to make the statements herein and therein not misleading. We will not be required to provide indemnification to the extent any untrue or alleged untrue statement was included, or an omission or alleged omission was made, as a result of information furnished by the selling shareholders. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

                                  LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon.

                                     EXPERTS

        The financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

        We have not authorized any person to give you any information or to make any representations other than those contained in this prospectus. You should not rely on any information or representations other than this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than our common stock. It is not an offer to sell or a solicitation of an offer to buy securities if the offer or solicitation would be unlawful. The affairs of Acres Gaming Incorporated may have changed since the date of this prospectus. You should not assume that the information in this prospectus is correct at any time subsequent to its date.

                                1,329,871 SHARES
                   (plus up to 1,703,768 additional shares)*

                            ACRES GAMING INCORPORATED

                                  COMMON STOCK

                            PAR VALUE $.01 PER SHARE

                              ---------------------

                                   PROSPECTUS

                              ---------------------




                               FEBRUARY __, 2002




 * The selling shareholders may offer for sale from time to time up to 1,076,820 shares of our common stock issuable upon conversion of 6% convertible subordinated debentures up to 253,051 shares of our common stock issuable upon exercise of warrants and up to an additional 1,703,768 shares of our common stock that we may issue, at our option, to pay interest on and principal of the debentures, or that we might have to issue if we fail to timely register the common stock issuable upon conversion of the debentures and exercise of the warrants.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses by the registrant in connection with the sale of common stock being registered. All amounts are estimates, except the SEC registration fee. The selling shareholders will bear no portion of these expenses. The selling shareholders will pay any selling commissions and fees and stock transfer taxes.


        SEC registration fee                                   $   3,596.20
        Nasdaq SmallCap Market listing fee*                        2,000.00
        Legal fees and expenses*                                  23,000.00
        Accounting fees and expenses*                              9,000.00
        Miscellaneous fees and expenses*                             403.80
                                                               ------------
                Total*                                         $     37,000
                                                               ============


        * Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 78.751 of the Nevada General Corporation Law provides that a corporation may indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and that were incurred in connection with actions, suits, or proceedings, except an action by or in the right of the corporation, in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they
(i) have not been adjudged to be liable to the corporation, (ii) acted in good faith, (iii) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and (iv) reasonably believed that the conduct was in the best interests of the corporation. Section 78.752 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have had the power to indemnify the person against the liability under the provisions of such section.

        Article IX of our Bylaws provides that our directors, officers and representatives shall have the rights to indemnification in accordance with, and to the fullest extent provided by, Section 78.751 of the Nevada General Corporation Law.

        Our Articles of Incorporation include a provision that limits personal liability for breach of the fiduciary duty of our directors to the extent provided by Section 78.037 of the Nevada General Corporation Law. Such provision eliminates the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to us, liability for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, liability based on payments of improper dividends, and liability for acts occurring prior to the date such provision was added.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

4.1(1) Description of the Registrant's Capital Stock contained in the Articles of Incorporation of Acres Gaming Incorporated, as amended.

4.2(2) Description of the Rights of Security Holders contained in the Bylaws of Acres Gaming Incorporated.

4.3* Convertible Subordinated Debentures and Warrants Purchase Agreement dated December 21, 2001, by and between Acres Gaming Incorporated, Deephaven Private Placement Trading Ltd., Omicron Partners, LP and Riverview Group, LLC.

4.4* Form of Convertible Subordinated Debenture dated December 21, 2001, entered into by Acres Gaming Incorporated and each of Deephaven Private Placement Trading Ltd., Omicron Partners, LP and Riverview Group, LLC in the amounts of $1,500,000, $1,000,000 and $2,500,000, respectively.

4.5* Form of Stock Purchase Warrant dated December 21, 2001, issued by Acres Gaming Incorporated to each of Deephaven Private Placement Trading Ltd., Omicron Partners, LP and Riverview Group, LLC for 53,302, 35,535 and 88,837 shares of common stock, respectively.

4.6* Registration Rights Agreement dated December 21, 2001, by and between Acres Gaming Incorporated and Deephaven Private Placement Trading Ltd., Omicron Partners, LP and Riverview Group, LLC.

4.7* Stock Purchase Warrant dated December 21, 2001, issued by Acres Gaming Incorporated to Roth Capital Partners, LLC.

5.1* Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered.

23.1         Consent of Arthur Andersen LLP.

23.2* Consent of Perkins Coie LLP (included in the opinion filed as Exhibit 5.1).

24.1*        Power of Attorney (included in signature page).


----------


(1) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996.

(2) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.


 *    Previously filed.

ITEM 17. UNDERTAKINGS.

        A. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 21, 2002.


                          ACRES GAMING INCORPORATED


                          By: /s/ Floyd W. Glisson
                              --------------------------------------------------
                              Floyd W. Glisson
                              Chairman of the Board and Chief Executive Officer







        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 21st day of February, 2002.




/s/  Floyd W. Glisson                              Chairman of the Board and Chief Executive Officer
--------------------------------------------       (Principal Executive Officer)
Floyd W. Glisson


/s/  Patrick W. Cavanaugh                          Senior Vice President and Chief Financial Officer
--------------------------------------------       (Principal Financial and Accounting Officer)
Patrick W. Cavanaugh


*/s/  Ronald G. Bennett                            Director
--------------------------------------------
Ronald G. Bennett


*/s/  Robert W. Brown                              Director
--------------------------------------------
Robert W. Brown


*/s/  Roger B. Hammock                             Director
--------------------------------------------
Roger B. Hammock


*/s/  David R. Willensky                           Director
--------------------------------------------
David R. Willensky


*/s/  Richard D. Furash                            Director
--------------------------------------------
Richard D. Furash


*By:  /s/ Patrick W. Cavanaugh
    ----------------------------------------
     Patrick W. Cavanaugh, Attorney-in-Fact

                                INDEX TO EXHIBITS
                                   TO FORM S-3
                          FOR ACRES GAMING INCORPORATED

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------


4.1(1) Description of the Registrant's Capital Stock contained in the Articles of Incorporation of Acres Gaming Incorporated, as amended.

4.2(2) Description of the Rights of Security Holders contained in the Bylaws of Acres Gaming Incorporated.

4.3* Convertible Subordinated Debentures and Warrants Purchase Agreement dated December 21, 2001, by and between Acres Gaming Incorporated, Deephaven Private Placement Trading Ltd., Omicron Partners, LP and Riverview Group, LLC.

4.4* Form of Convertible Subordinated Debenture dated December 21, 2001, entered into by Acres Gaming Incorporated and each of Deephaven Private Placement Trading Ltd., Omicron Partners, LP and Riverview Group, LLC in the amounts of $1,500,000, $1,000,000 and $2,500,000, respectively.

4.5* Form of Stock Purchase Warrant dated December 21, 2001, issued by Acres Gaming Incorporated to each of Deephaven Private Placement Trading Ltd., Omicron Partners, LP and Riverview Group, LLC for 53,302, 35,535 and 88,837 shares of common stock, respectively.

4.6* Registration Rights Agreement dated December 21, 2001, by and between Acres Gaming Incorporated and Deephaven Private Placement Trading Ltd., Omicron Partners, LP and Riverview Group, LLC.

4.7* Stock Purchase Warrant dated December 21, 2001, issued by Acres Gaming Incorporated to Roth Capital Partners, LLC.

5.1* Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered.

23.1        Consent of Arthur Andersen LLP.

23.2* Consent of Perkins Coie LLP (included in the opinion filed as Exhibit 5.1).

24.1*        Power of Attorney (included in signature page).

----------

(1) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996.

(2) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.


  *   Previously filed.